EXHIBIT 10.8

                               EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 25th day of October, 1996 by and between NetSpeak Corporation, a Florida corporation (hereinafter call the "Company"), and Steven F. Mills (hereinafter called the "Executive").

         The Company wishes to employ the Executive, and the Executive wishes to enter into the employ of the Company, on the terms and conditions contained in this Agreement.

         Accordingly, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereby agree as follows:

              1.      EMPLOYMENT

              1.1 EMPLOYMENT AND TERM. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein, for the period (the "Term") commencing on a date selected by the Executive, which date shall be no later than 15 days from the date of the Agreement (the "Commencement Date") and expiring on the second anniversary of the Commencement Date unless sooner terminated as hereinafter set forth; provided, however, that the Term of the Agreement shall be extended for successive one-year periods unless, at least 60 days prior to the expiration of the Term or any renewal term, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that this Agreement will not be renewed.

              1.2 DUTIES OF EXECUTIVE. The Executive shall serve as Vice President of Marketing of the Company, shall perform the duties commensurate with such position, shall diligently perform all services as may be assigned to him by the Board of Directors of the Company (the "Board") and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote all of his working time and attention to the business and affairs of the Company. However, the Executive may participate as a member of the Board of Directors or Technical Advisory Committees of non-competing companies with the prior approval of the President and/or Chief Executive Officer of the Company, which approval will not be unreasonably withheld.

              1.3 THE COMPANY. As used herein, the term the "Company" shall be deemed to include any and all present and future subsidiaries, divisions and affiliates of the Company.

         2.   COMPENSATION

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              2.1          SALARY.  During the Term, the Executive shall receive
                           a salary (the "Salary") at the annual rate of $120,000 during the Term. The Salary is to be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

              2.2 ADDITIONAL CASH COMPENSATION. Executive shall also be entitled to receive such increments and salary performance or merit bonuses as shall be determined from time to time during the term by the Board.

              2.3 STOCK OPTIONS On the Commencement Date, the Company shall grant to the Executive statutory stock options under the Company's 1995 Stock Option Plan (the "Plan") to purchase an aggregate of 100,000 Shares of Common Stock at an exercise price of $5.50 per share being the fair market value on the date of grant (the "Options") as hereinafter set forth. The Options shall vest in equal increments on the first, second and third anniversary of the Commencement Date of this Agreement.

         3.   EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

              3.1 EXPENSE REIMBURSEMENT. During the Term, the Company, upon the submission of supporting documentation by the Executive, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including reasonable expenses for travel and entertainment.

              3.2 OTHER BENEFITS. The Company shall obtain or shall continue in force such medical, dental, life and disability insurance coverages, either group or individual, as the Company may provide for its employees generally, for the Executive (collectively, the "Policies"), which Policies the Company shall keep in effect throughout the Term. The Policies to be provided by the Company shall be on terms as determined by the Board.

              3.3 VACATION. The Executive shall be entitled to three weeks paid vacation during each year of the Term, which shall not accrue from year to year.

         4.   TERMINATION

              4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated by the Company for Cause. As used in this Agreement by way of example and not limitation "Cause" shall mean (i) any action or omission of the Executive which constitutes a willful breach of this Agreement which is not cured or as to which diligent attempts to cure have not commenced within 10 days after receipt by Executive of notice thereof, (ii)

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                           fraud, embezzlement or misappropriation as against
                           the Company, (iii) the conviction of the Executive for any criminal act, or (iv) any action or omission of the Executive which, as reasonably determined by the Company, is materially contrary to the business interests, reputation or goodwill of the Company. Upon any termination pursuant to this Section 4.1, the Company shall pay to the Executive any unpaid Salary accrued through the effective date of termination specified in such notice. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 3.1 and all Options not vested shall immediately terminate and expire).

              4.2 TERMINATION WITHOUT CAUSE. Except as otherwise expressly provided in Sections 4.3, 4.4 and 4.5 hereof, in the event the Executive is terminated other than for Cause pursuant to Section 4.1, the Company shall pay to the Executive upon such termination an amount equal to (i) any unpaid Salary accrued through the effective date of termination, plus (ii) a lump sum payment equal to the Salary which would have been paid to the Executive during the remaining Term of this Agreement (iii) all Options granted to the Executive pursuant to the Plan not fully vested shall immediately vest upon such termination and (iv) continue employee benefit programs as to the Executive for a period of 90 days subsequent to termination date. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 3.1).

              4.3 RESIGNATION BY EXECUTIVE. This Agreement may be terminated by the Executive upon delivery of notice therefore not less than 45 days prior to such termination date. Upon receipt of such notice, the Company may, in its sole discretion, release the Executive of his duties and his employment hereunder prior to the expiration of the 45 day notice period. Notwithstanding anything contained in this Agreement or the Plan to contrary, in the event of a termination by the Executive pursuant to this Section
                           4.3 (i) the Company shall pay to the Executive any unpaid Salary accrued through the effective date of termination, and (ii) all options granted to the Executive pursuant to the Plan not fully vested as of the date of termination shall immediately be canceled.

              4.4 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by 30 days written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 60 days in any 12 month period. Upon any termination pursuant to this Section 4.4, the Company shall pay to the Executive any unpaid

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                           Salary accrued through the effective date of
                           termination and continue employee benefit programs as to the Executive for a period of 90 days subsequent to termination date. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 3.1).

              4.5 DEATH. In the event of the death of the Executive during the Term of his employment hereunder, the Company shall pay to the personal representative of the estate of the deceased Executive any unpaid Salary accrued through the date of his death. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 3.1).

         5.   RESTRICTIVE COVENANTS

              5.1 NON-COMPETITION. During the Term and for a period of two (2) years following the termination of the Executive's employment by the Company, Executive shall not, directly or indirectly engage in or have any interest in, directly or indirectly, any sole proprietorship, partnership, corporation, business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant, or otherwise) that, directly or indirectly, engages primarily in the development, manufacturing, distribution or supply of products and services which directly compete with the Company's and/or any subsidiary's products and services in any and all states in which the Company and/or any subsidiary conducts its business during the Term or at the time Executives's employment with the Company is terminated (the "Territory"); provided, however, that Executive may hold Company securities and/or acquire, solely as an investment, shares of capital stock or other equity securities of any such company, so long as Executive does not acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

              5.2 NONDISCLOSURE. During the Term and following termination of the Executive's employment with the Company Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's

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                           financial condition, prospects, technology,
                           customers, suppliers, methods of doing business and marketing and promotion of the Company's services) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof and not generally known or in the public domain, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

              5.3 NONSOLICITATION OF EMPLOYEES. During the Term and for a period of two years following termination of the Executive's employment with the Company, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company.

              5.4 BOOKS AND RECORDS. All books, records, accounts and similar repositories of Confidential Information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of this Agreement or on the Board's request at any time.

         6. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 5 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 5 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         8. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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              If to the Company             NetSpeak Corporation
                                            902 Clint Moore Road
                                            Suite 104
                                            Boca Raton, FL 33487
                                            Attn: John W. Staten

              If to the Executive:          Steven F. Mills
                                            1950 NW 29th Road
                                            Boca Raton, FL 33431

         9. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement, and all obligations of the Company hereunder, in writing. Upon such consolidation, merger or transfer of assets and assumption, the term "the Company" as used herein, shall mean such other corporation and this Agreement shall continue in full force and effect. Notwithstanding the foregoing, in the event that the Company merges into or with, or transfers all or substantially all, of its assets to another corporation, which results in a material change of ownership of the Company, all Options granted to the Executive pursuant to the Plan not fully vested shall immediately vest upon such transaction.

         10. ARBITRATION. Any controversy or claim arising out of or relating to this agreement, of the breach thereof, shall be settled by arbitration in accordance with the thereof, and judgement upon the award rendered by the Arbitrators may be entered in any Court having jurisdiction thereof. Venue of the arbitration shall be in Palm Beach County, Florida. Any controversy or claim shall be submitted to three arbitrators selected from the panels of the Arbitrators of the American Arbitrators Association. The arbitrators, in addition to any award made, shall have the discretion to award the prevailing party the costs of the proceedings, together with reasonable attorney's fees, provided that absent such award, each party shall bear the costs of its own counsel and presentation of evidence, and each party shall share equally the cost of such arbitration proceeding. Any award made hereunder may be docketed in a court of competent jurisdiction in Palm Beach County, Florida, and all parties hereby consent to the personal jurisdiction of such court for purposes of the enforcement of the arbitration award.

         11. BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their perspective heirs, personal representatives, legal representatives, successors and, where applicable, assigns. The Executive may not assign his rights or benefits, or delegate any of his duties, hereunder without the prior written consent of the Company.

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        12.   SEVERABILITY.  The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections, had not been inserted. If such invalidity is caused by duration, geographic scope or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

        13. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach of violation.

        14. SURVIVAL. The provisions of Section 5.1, 5.2, 5.3, 5.4 and 10 hereof shall survive the termination of this Agreement upon the expiration of the Term or pursuant to Section 4 hereof. Notwithstanding the foregoing, the provisions of Section 5.1 and
              5.3 hereof shall not survive in the event the Company ceases business operations for a consecutive period of 90 days, subject, however, to Section 9 hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                          NETSPEAK CORPORATION

                                          By:   /s/ JOHN W. STATEN
                                                ------------------------------
                                                Name: John W. Staten
                                                Title: Chief Financial Officer


                                                /s/ STEVEN F. MILLS
                                                ------------------------------
                                                Steven F. Mills


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